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                                                                     EXHIBIT 77D

ITEM 77D/77Q1(B)--POLICIES WITH RESPECT TO SECURITIES INVESTMENTS:

COLUMBIA VARIABLE PORTFOLIO - MANAGED VOLATILITY MODERATE GROWTH FUND

Effective January 31, 2013, the Fund made certain changes to its principal investment strategies. These changes include increasing the range of Fund assets that can be invested in other (underlying) funds from 50%-70% to 40%-90%; Removing the 50/50 target neutral weighting for the equity to fixed income allocation in the underlying funds; and to expand the range for both equity and fixed income allocations in the underlying funds from 30%-70% to 0%-100%. Also, the Fund's Principal Investment Strategies, as described in the Fund's prospectus, was revised to include investments in credit default swaps indices. Such revised policies are described in a supplement, dated January 31, 2013, to the Fund's prospectus filed with the Securities and Exchange Commission on January 31, 2013, on Form 497 (Accession No. 0001193125-13-032638), and is
incorporated herein by reference.

COLUMBIA VARIABLE PORTFOLIO - U.S. GOVERNMENT MORTGAGE FUND

Effective May 1, 2013, the Fund's principal investment strategies have been changed to require the Fund to invest, under normal circumstances, at least 80% of its net assets in mortgage-related securities that either are issued or guaranteed as to principal and interest by the U.S. Government, its agencies, authorities or instrumentalities. Such revised policy is described in a supplement, dated February 28, 2013, to the Fund's prospectus filed with the Securities and Exchange Commission on February 28, 2013, on Form 497 (Accession No. 0001193125-13-082655), and is incorporated herein by reference.

VARIABLE PORTFOLIO - INVESCO INTERNATIONAL GROWTH FUND

Effective May 1, 2013, the Fund's policy with respect to investments in emerging markets securities was increased from 20% of its net assets to 30% of its net assets, as disclosed in the Principal Investment Strategies section of the Fund's prospectus. Such revised policy is described in a supplement, dated January 18, 2013, to the Fund's prospectus filed with the Securities and Exchange Commission on January 18, 2013, on Form 497 (Accession No. 0001193125-13-016930), and is incorporated herein by reference.

VARIABLE PORTFOLIO - MORGAN STANLEY GLOBAL REAL ESTATE FUND

Effective May 8, 2013, the Fund's classification was changed from a "non-diversified" fund to a "diversified" fund, as such terms are defined in the Investment Company Act of 1940, which means the Fund can invest a greater percentage of its assets in a single issuer than can a diversified fund. Such revised policy is described in the Fund's prospectus dated May 1, 2013, filed with the Securities and Exchange Commission on April 30, 2013, on Form 485BPOS (Accession No. 0001193125-13-186015), and is incorporated herein by reference.

VARIABLE PORTFOLIO - PIMCO MORTGAGE-BACKED SECURITIES FUND

Effective May 1, 2013, the Fund's Principal Investment Strategies, as described in the Fund's prospectus were revised to add that the Fund may invest up to 10% of its total assets in non-agency mortgage-related fixed income instruments and may also invest up to 5% of its total assets in mortgage-related high yield instruments. Such revised policies are described in a supplement, dated January 18, 2013, to the Fund's prospectus filed with the Securities and Exchange Commission on January 18, 2013, on Form 497 (Accession No. 0001193125-13-016927), and is incorporated herein by reference.

VARIABLE PORTFOLIO - AGGRESSIVE PORTFOLIO
VARIABLE PORTFOLIO - CONSERVATIVE PORTFOLIO
VARIABLE PORTFOLIO - MODERATE PORTFOLIO
VARIABLE PORTFOLIO - MODERATELY AGGRESSIVE PORTFOLIO
VARIABLE PORTFOLIO - MODERATELY CONSERVATIVE PORTFOLIO

Effective January 18, 2013, the target allocation range, under normal circumstances, was revised to change the targeted allocation to underlying funds in each of the three primary asset classes: equity, fixed income and cash/cash equivalents, as well as underlying funds that pursue alternative investment strategies (alternative strategies), including those that seek investment returns uncorrelated to the broad equity and fixed income markets, as well as those providing exposure to other markets, including but not limited to absolute (positive) return strategies. The principal investment strategy of the Funds was also revised to provide that the Funds may also invest in derivatives such as index futures, Treasury futures, currency forwards, index-based total return swaps and indexed-based credit

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default swaps. Under normal circumstances, the Funds intend to invest, directly or indirectly, in each of equity, fixed income and cash/cash equivalent asset classes and alternative strategies (each an asset class category and collectively the asset categories) with the following target asset allocation ranges (includes investments in underlying funds and derivatives):

                                                         Asset Classes
                                    (Target Allocation Range - Under Normal Circumstances)*
                         ------------------------------------------------------------------------
                                                                        Cash/Cash    Alternative
Fund                                Equity              Fixed Income   Equivalents    Strategies
-----------------------  -----------------------------  -------------  ------------  ------------
Conservative                                    10-25%         60-75%         5-15%         0-10%
Moderately Conservative                         25-40%         50-65%         0-10%         0-10%
Moderate                                        40-55%         40-55%          0-5%         0-10%
Moderately Aggressive                           55-70%         25-40%          0-5%         0-10%
Aggressive                                      70-85%         10-25%          0-5%         0-10%

Such revised policies are described in a supplement, dated January 18, 2013, to the Fund's prospectus filed with the Securities and Exchange Commission on January 18, 2013, on Form 497 (Accession No. 0001193125-13-016919), and is
incorporated herein by reference.